Exhibit 99.1

FOR IMMEDIATE RELEASE
July 16, 2025

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE 2ND QUARTER 2025

Earnings Summary

(in thousands except per share data)	2Q 2025	1Q 2025	2Q 2024	YTD 2025	YTD 2024
Net income	$24,899	$21,972	$19,499	$46,871	$38,178
Earnings per share	$1.38	$1.22	$1.09	$2.60	$2.13
Earnings per share - diluted	$1.38	$1.22	$1.09	$2.60	$2.13

Return on average assets	1.58%	1.44%	1.35%	1.51%	1.33%
Return on average equity	12.51%	11.50%	11.03%	12.01%	10.82%
Efficiency ratio	50.70%	51.86%	52.17%	51.26%	53.51%
Tangible common equity	11.72%	11.57%	11.39%

Dividends declared per share	$0.47	$0.47	$0.46	$0.94	$0.92
Book value per share	$44.57	$43.32	$39.91

Weighted average shares	18,012	17,995	17,939	18,004	17,932
Weighted average shares - diluted	18,036	18,022	17,959	18,029	17,951

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved record earnings for the second quarter 2025 of $24.9 million, or $1.38 per basic share, compared to $22.0 million, or $1.22 per basic share, earned during the first quarter 2025 and $19.5 million, or $1.09 per basic share, earned during the second quarter 2024.  Total revenue for the quarter was $4.0 million above prior quarter and $8.8 million above prior year same quarter.  Net interest revenue for the quarter increased $2.8 million compared to prior quarter and $8.4 million compared to prior year same quarter, and noninterest income increased $1.3 million compared to prior quarter and $0.5 million compared to prior year same quarter.  Our provision for credit losses for the quarter decreased $1.5 million from prior quarter and $0.9 million from prior year same quarter.  Noninterest expense increased $1.5 million compared to prior quarter and $3.2 million compared to prior year same quarter.  Earnings for the six months ended June 30, 2025 were $8.7 million, or $0.47 per basic share, above prior year.

2nd Quarter 2025 Highlights

❖
Net interest income for the quarter of $54.0 million was $2.8 million, or 5.4%, above prior quarter and $8.4 million, or 18.3%, above prior year same quarter, as our net interest margin increased 7 basis points from prior quarter and 26 basis points from prior year same quarter.

❖	Provision for credit losses at $2.1 million for the quarter decreased $1.5 million from prior quarter and $0.9 million from prior year same quarter.

❖	Noninterest income for the quarter ended June 30, 2025 of $16.2 million was $1.3 million, or 8.6%, above prior quarter and $0.5 million, or 2.9%, above prior year same quarter.

❖	Noninterest expense for the quarter ended June 30, 2025 of $35.7 million was $1.5 million, or 4.3%, above prior quarter and $3.2 million, or 10.0%, above prior year same quarter.

❖	Our loan portfolio at $4.7 billion increased $65.3 million, an annualized 5.6%, from March 31, 2025 and $440.5 million, or 10.3%, from June 30, 2024.

❖
We had net loan charge-offs of $1.4 million, an annualized 0.12% of average loans, for the second quarter 2025 compared to $1.6 million, an annualized 0.14% of average loans, for the first quarter 2025 and $1.4 million, an annualized 0.13% of average loans, for the second quarter 2024.

❖
Our total nonperforming loans at $24.4 million at June 30, 2025 decreased $2.1 million from March 31, 2025 but increased $4.6 million from June 30, 2024.  Nonperforming assets at $29.2 million decreased $2.1 million from March 31, 2025 but increased $7.8 million from June 30, 2024.

❖	Deposits, including repurchase agreements, at $5.5 billion increased $100.2 million, an annualized 7.5%, from March 31, 2025 and $496.7 million, or 10.0%, from June 30, 2024.

❖	Shareholders’ equity at $806.9 million increased $22.7 million, an annualized 11.6%, during the quarter and $87.5 million, or 12.2%, from June 30, 2024.

Net Interest Income

				Percent Change (%)
				2Q 2025 Compared to:
($ in thousands)	2Q 2025	1Q 2025	2Q 2024	1Q 2025	2Q 2024	YTD 2025	YTD 2024	Percent Change (%)
Components of net interest income:
Income on earning assets	$85,571	$82,054	$76,648	4.3	11.6	$167,625	$151,650	10.5
Expense on interest bearing liabilities	31,531	30,787	30,970	2.4	1.8	62,318	62,381	(0.1)
Net interest income	54,040	51,267	45,678	5.4	18.3	105,307	89,269	18.0
TEQ	283	273	292	3.7	(3.1)	556	586	(5.1)
Net interest income, tax equivalent	$54,323	$51,540	$45,970	5.4	18.2	$105,863	$89,855	17.8

Average yield and rates paid:
Earning assets yield	5.76%	5.71%	5.66%	0.9	1.8	5.73%	5.60%	2.3
Rate paid on interest bearing liabilities	3.00%	3.02%	3.30%	(0.7)	(9.1)	3.01%	3.32%	(9.3)
Gross interest margin	2.76%	2.69%	2.36%	2.6	16.9	2.72%	2.28%	19.3
Net interest margin	3.64%	3.57%	3.38%	2.0	7.7	3.61%	3.31%	9.1

Average balances:
Investment securities	$1,002,412	$1,045,953	$1,095,182	(4.2)	(8.5)	$1,024,062	$1,121,598	(8.7)
Loans	$4,668,001	$4,533,091	$4,191,992	3.0	11.4	$4,600,919	$4,144,429	11.0
Earning assets	$5,983,093	$5,848,092	$5,469,813	2.3	9.4	$5,915,965	$5,463,944	8.3
Interest-bearing liabilities	$4,215,573	$4,138,451	$3,776,362	1.9	11.6	$4,177,225	$3,774,937	10.7

 Net interest income for the quarter of $54.0 million was $2.8 million, or 5.4%, above prior quarter and $8.4 million, or 18.3%, above prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.64% increased 7 basis points from prior quarter and 26 basis points from prior year same quarter.  Our quarterly average earning assets increased $135.0 million, an annualized 9.3%, from prior quarter and $513.3 million, or 9.4%, from prior year same quarter.  Our yield on average earning assets increased 5 basis points from prior quarter and 10 basis points from prior year same quarter, while our cost of funds decreased 2 basis points from prior quarter and 30 basis points from prior year same quarter.

Our ratio of average loans to deposits, including repurchase agreements, was 86.6% for the quarter ended June 30, 2025 compared to 85.9% for the quarter ended March 31, 2025 and 84.5% for the quarter ended June 30, 2024.

Noninterest Income

				Percent Change (%)
				2Q 2025 Compared to:
($ in thousands)	2Q 2025	1Q 2025	2Q 2024	1Q 2025	2Q 2024	YTD 2025	YTD 2024	Percent Change (%)
Deposit related fees	$7,350	$6,822	$7,308	7.7	0.6	$14,172	$14,319	(1.0)
Trust revenue	4,092	3,981	3,736	2.8	9.6	8,073	7,253	11.3
Gains on sales of loans	77	47	119	64.0	(35.3)	124	164	(24.4)
Loan related fees	1,249	965	1,320	29.4	(5.4)	2,214	2,672	(17.1)
Bank owned life insurance revenue	1,102	1,035	1,815	6.5	(39.3)	2,137	3,107	(31.2)
Brokerage revenue	526	494	683	6.5	(23.0)	1,020	1,173	(13.0)
Other	1,775	1,553	727	14.3	144.2	3,328	2,154	54.5
Total noninterest income	$16,171	$14,897	$15,708	8.6	2.9	$31,068	$30,842	0.7

Noninterest income for the quarter ended June 30, 2025 of $16.2 million was $1.3 million, or 8.6% above prior quarter and $0.5 million, or 2.9% above prior year same quarter.  The variance quarter over quarter was primarily the result of increases in deposit related fees ($0.5 million) and loan related fees ($0.3 million).  Year over year increases in trust revenue ($0.4 million) and securities gains ($0.6 million) were partially offset by a decrease in bank owned life insurance revenue ($0.7 million).  Noninterest income for the six months ended June 30, 2025 increased $0.2 million, or 0.7%, from prior year.

Noninterest Expense

				Percent Change (%)
				2Q 2025 Compared to:
($ in thousands)	2Q 2025	1Q 2025	2Q 2024	1Q 2025	2Q 2024	YTD 2025	YTD 2024	Percent Change (%)
Salaries	$13,667	$13,269	$13,037	3.0	4.8	$26,936	$26,073	3.3
Employee benefits	7,987	6,849	6,554	16.6	21.9	14,836	13,640	8.8
Net occupancy and equipment	3,172	3,440	3,089	(7.8)	2.7	6,612	6,117	8.1
Data processing	3,326	2,859	2,669	16.3	24.6	6,185	5,187	19.2
Legal and professional fees	1,001	1,225	978	(18.3)	2.4	2,226	1,810	23.0
Advertising and marketing	765	673	856	13.7	(10.6)	1,438	1,433	0.3
Taxes other than property and payroll	573	529	438	8.3	30.8	1,102	880	25.2
Other	5,172	5,364	4,801	(3.6)	7.7	10,536	9,502	10.9
Total noninterest expense	$35,663	$34,208	$32,422	4.3	10.0	$69,871	$64,642	8.1

Noninterest expense for the quarter ended June 30, 2025 of $35.7 million was $1.5 million, or 4.3%, above prior quarter and $3.2 million, or 10.0%, above prior year same quarter.  The quarter over quarter increase primarily resulted from an increase in the accrual for the annual incentive payment to employees, based on projected net income for the year.  An increase in data processing expense ($0.5 million) was offset by decreases in net occupancy and equipment expense ($0.3 million) and legal and professional fees ($0.2 million).  The year over year increase was primarily due to increases in personnel expense ($2.1 million) and data processing expense ($0.7 million).  Noninterest expense for the six months ended June 30, 2025 increased $5.2 million, or 8.1%, from prior year.

Balance Sheet Review

Total Loans

				Percent Change (%)
				2Q 2025 Compared to:
($ in thousands)	2Q 2025	1Q 2025	2Q 2024	1Q 2025	2Q 2024
Commercial nonresidential real estate	$913,463	$913,238	$825,934	0.0	10.6
Commercial residential real estate	559,906	535,427	480,418	4.6	16.5
Hotel/motel	477,175	475,582	417,161	0.3	14.4
Other commercial	432,021	433,379	428,263	(0.3)	0.9
Total commercial	2,382,565	2,357,626	2,151,776	1.1	10.7

Residential mortgage	1,112,672	1,066,973	978,144	4.3	13.8
Home equity loans/lines	177,135	172,688	154,311	2.6	14.8
Total residential	1,289,807	1,239,661	1,132,455	4.0	13.9

Consumer indirect	878,506	888,635	819,689	(1.1)	7.2
Consumer direct	150,915	150,614	157,327	0.2	(4.1)
Total consumer	1,029,421	1,039,249	977,016	(0.9)	5.4

Total loans	$4,701,793	$4,636,536	$4,261,247	1.4	10.3

Total Deposits and Repurchase Agreements

				Percent Change (%)
				2Q 2025 Compared to:
($ in thousands)	2Q 2025	1Q 2025	2Q 2024	1Q 2025	2Q 2024
Noninterest bearing deposits	$1,258,205	$1,235,544	$1,241,514	1.8	1.3
Interest bearing deposits
Interest checking	173,795	158,968	138,767	9.3	25.2
Money market savings	1,820,230	1,828,051	1,664,580	(0.4)	9.4
Savings accounts	508,467	516,379	527,251	(1.5)	(3.6)
Time deposits	1,472,311	1,372,363	1,161,686	7.3	26.7
Repurchase agreements	225,075	246,556	227,576	(8.7)	(1.1)
Total interest bearing deposits and repurchase agreements	4,199,878	4,122,317	3,719,860	1.9	12.9
Total deposits and repurchase agreements	$5,458,083	$5,357,861	$4,961,374	1.9	10.0

CTBI’s total assets at $6.4 billion as of June 30, 2025 increased $114.4 million, or 7.3% annualized, from March 31, 2025 and $586.6 million, or 10.1%, from June 30, 2024.  Loans outstanding at $4.7 billion increased $65.3 million, an annualized 5.6%, from March 31, 2025 and $440.5 million, or 10.3%, from June 30, 2024.  The increase in loans from prior quarter included a $24.9 million increase in the commercial loan portfolio, a $50.2 million increase in the residential loan portfolio, and a $0.3 million increase in the consumer direct loan portfolio, partially offset by a $10.1 million decrease in the indirect consumer loan portfolio.  CTBI’s investment portfolio decreased $13.4 million, an annualized 5.3%, from March 31, 2025 and $94.0 million, or 8.6%, from June 30, 2024.  Deposits in other banks increased $46.6 million from prior quarter and $212.0 million from June 30, 2024, as a result of deposit growth outpacing loan growth.  Deposits, including repurchase agreements, at $5.5 billion increased $100.2 million, an annualized 7.5%, from March 31, 2025 and $496.7 million, or 10.0%, from June 30, 2024.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of June 30, 2025, no one customer accounted for more than 3% of our $5.2 billion in deposits.  Only two customer relationships accounted for more than 1% each.

Shareholders’ equity at $806.9 million increased $22.7 million, an annualized 11.6%, during the quarter and $87.5 million, or 12.2%, from June 30, 2024.  Net unrealized losses on securities, net of deferred taxes, were $80.6 million at June 30, 2025, compared to $86.1 million at March 31, 2025 and $107.1 million at June 30, 2024.  CTBI’s annualized dividend yield to shareholders as of June 30, 2025 was 3.55%.

Asset Quality

Our total nonperforming loans of $24.4 million at June 30, 2025 decreased $2.1 million from March 31, 2025 but increased $4.6 million from June 30, 2024.  Accruing loans 90+ days past due at $8.4 million decreased $2.4 million from prior quarter and $6.3 million from June 30, 2024.  Nonaccrual loans at $15.9 million increased $0.2 million from prior quarter and $10.8 million from June 30, 2024.  Accruing loans 30-89 days past due at $20.1 million increased $5.5 million from prior quarter but decreased $4.0 million from June 30, 2024.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $1.4 million, an annualized 0.12% of average loans, for the second quarter 2025 compared to $1.6 million, an annualized 0.14% of average loans, for the first quarter 2025 and $1.4 million, an annualized 0.13% of average loans, for the second quarter 2024.  Of the net charge-offs for the quarter, $0.5 million were in commercial loans, $0.8 million were in indirect consumer loans, and $0.1 million were in direct consumer loans.  Net-charge offs for the six months ended June 30, 2025 were $2.9 million, an annualized 0.13% of average loans, compared to $3.0 million, an annualized 0.15% of average loans, for the six months ended June 30, 2024.

Allowance for Credit Losses

Our provision for credit losses at $2.1 million for the quarter decreased $1.5 million from prior quarter and $0.9 million from prior year same quarter.  Of the provision for the quarter, $0.9 million was allotted to fund loan growth and $123 thousand was credited against the provision for unfunded commitments.  Provision for credit losses for the six months ended June 30, 2025 remained relatively stable compared to prior year.  Our reserve coverage (allowance for credit losses to nonperforming loans) at June 30, 2025 was 237.1% compared to 214.7% at March 31, 2025 and 263.0% at June 30, 2024.  Our loan loss reserve as a percentage of total loans outstanding at June 30, 2025 remained at 1.23% from March 31, 2025 compared to 1.22% at June 30, 2024.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $6.4 billion, is headquartered in Pikeville, Kentucky and has 72 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2025
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest income	$85,571	$82,054	$76,648	$167,625	$151,650
Interest expense	31,531	30,787	30,970	62,318	62,381
Net interest income	54,040	51,267	45,678	105,307	89,269
Provision for credit losses	2,094	3,568	2,972	5,662	5,628

Gains on sales of loans	77	47	119	124	164
Deposit related fees	7,350	6,822	7,308	14,172	14,319
Trust revenue	4,092	3,981	3,736	8,073	7,253
Loan related fees	1,249	965	1,320	2,214	2,672
Securities gains (losses)	150	480	(474)	630	(103)
Other noninterest income	3,253	2,602	3,699	5,855	6,537
Total noninterest income	16,171	14,897	15,708	31,068	30,842

Personnel expense	21,654	20,118	19,591	41,772	39,713
Occupancy and equipment	3,172	3,440	3,089	6,612	6,117
Data processing expense	3,326	2,859	2,669	6,185	5,187
FDIC insurance premiums	688	689	645	1,377	1,287
Other noninterest expense	6,823	7,102	6,428	13,925	12,338
Total noninterest expense	35,663	34,208	32,422	69,871	64,642

Net income before taxes	32,454	28,388	25,992	60,842	49,841
Income taxes	7,555	6,416	6,493	13,971	11,663
Net income	$24,899	$21,972	$19,499	$46,871	$38,178

Memo: TEQ interest income	85,854	82,327	$76,940	168,181	$152,236

Average shares outstanding	18,012	17,995	17,939	18,004	17,932
Diluted average shares outstanding	18,036	18,022	17,959	18,029	17,951
Basic earnings per share	$1.38	$1.22	$1.09	$2.60	$2.13
Diluted earnings per share	$1.38	$1.22	$1.09	$2.60	$2.13
Dividends per share	$0.47	$0.47	$0.46	$0.94	$0.92

Average balances:
Loans	4,668,001	4,533,091	$4,191,992	4,600,919	$4,144,429
Earning assets	5,983,093	5,848,092	5,469,813	5,915,965	5,463,944
Total assets	6,313,922	6,176,389	5,795,937	6,245,536	5,791,226
Deposits, including repurchase agreements	5,387,923	5,276,893	4,959,382	5,332,715	4,958,101
Interest bearing liabilities	4,215,573	4,138,451	3,776,362	4,177,225	3,774,937
Shareholders' equity	798,536	774,907	711,331	786,787	709,836

Performance ratios:
Return on average assets	1.58%	1.44%	1.35%	1.51%	1.33%
Return on average equity	12.51%	11.50%	11.03%	12.01%	10.82%
Yield on average earning assets (tax equivalent)	5.76%	5.71%	5.66%	5.73%	5.60%
Cost of interest bearing funds (tax equivalent)	3.00%	3.02%	3.30%	3.01%	3.32%
Net interest margin (tax equivalent)	3.64%	3.57%	3.38%	3.61%	3.31%
Efficiency ratio (tax equivalent)	50.70%	51.86%	52.17%	51.26%	53.51%

Loan charge-offs	$2,528	$2,722	$2,836	5,250	$5,503
Recoveries	(1,175)	(1,147)	(1,441)	(2,322)	(2,480)
Net charge-offs	$1,353	$1,575	$1,395	$2,928	$3,023

Market Price:
High	$53.82	$56.96	$44.32	$56.96	$44.38
Low	$44.60	$48.82	$39.28	$44.60	$38.44
Close	$52.92	$50.36	$43.66	$52.92	$43.66

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2025
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2025	March 31, 2025	June 30, 2024
Assets:
Loans	$4,701,793	$4,636,536	$4,261,247
Allowance for credit losses	(57,825)	(56,961)	(52,148)
Net loans	4,643,968	4,579,575	4,209,099
Loans held for sale	345	-	350
Securities AFS	994,990	1,008,552	1,090,322
Equity securities at fair value	4,410	4,261	3,054
Other equity investments	14,440	9,773	14,022
Other earning assets	320,830	274,229	108,823
Cash and due from banks	76,556	68,532	54,935
Premises and equipment	52,118	50,753	47,178
Right of use asset	15,210	15,636	15,121
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	202,581	199,717	195,945
Total Assets	$6,390,938	$6,276,518	$5,804,339

Liabilities and Equity:
Interest bearing checking	$173,795	$158,968	$138,767
Savings deposits	2,328,697	2,344,430	2,191,831
CD's >=$100,000	875,835	800,359	637,206
Other time deposits	596,476	572,004	524,480
Total interest bearing deposits	3,974,803	3,875,761	3,492,284
Noninterest bearing deposits	1,258,205	1,235,544	1,241,514
Total deposits	5,233,008	5,111,305	4,733,798
Repurchase agreements	225,075	246,556	227,576
Other interest bearing liabilities	64,705	64,767	64,954
Lease liability	16,087	16,461	15,880
Other noninterest bearing liabilities	45,194	53,257	42,808
Total liabilities	5,584,069	5,492,346	5,085,016
Shareholders' equity	806,869	784,172	719,323
Total Liabilities and Equity	$6,390,938	$6,276,518	$5,804,339

Ending shares outstanding	18,105	18,102	18,026

30 - 89 days past due loans	$20,055	$14,537	$24,099
90 days past due loans	8,449	10,835	14,703
Nonaccrual loans	15,937	15,692	5,127
Foreclosed properties	4,857	4,795	1,626

Community bank leverage ratio	13.80%	13.81%	13.90%
Tangible equity to tangible assets ratio	11.72%	11.57%	11.39%
FTE employees	937	939	930